Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

INSPIRATO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Newly Registered Shares
Fees to be paid	Equity	Class A Common Stock, $0.0001 par value	Rule 457(c)	6,588,478 shares	$3.7125	$24,459,724.58	$153.10 per $1,000,000	$3,744.78
	Total Offering Amounts					$24,459,724.58		$3,744.78
	Total Fee Offsets							$0.00
	Net Fee Due							$3,744.78

(1)	The amount to registered consists of (i) 2,915,451 shares of Class A Common Stock issued to One Planet Group, LLC, a Delaware limited liability company (“One Planet Group”), pursuant to an investment agreement, dated August 12, 2024 and amended on August 30, 2024 (the “August 2024 Investment Agreement”), between us and One Planet Group; (ii) 2,915,451 shares of Class A Common Stock issuable upon the exercise of a warrant issued to One Planet Group pursuant to the August 2024 Investment Agreement; (iii) 505,051 shares of Class A Common Stock issued to Tribridge Limited, a Cayman Islands company with principal offices in Hong Kong (“Tribridge”), pursuant to an investment agreement, dated October 22, 2024 (the “October 2024 Investment Agreement”), among us, Tribridge, and Julian MacQueen; and (iv) 252,525 shares of Class A Common Stock issued to Mr. MacQueen pursuant to the October 2024 Investment Agreement.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high ($3.915) and low ($3.51) prices of the common stock of the registrant on the Nasdaq Global Market LLC on October 29, 2024 (such date being within five business days prior to the date that this registration statement was filed with the Securities and Exchange Commission).